                                                                   Exhibit 21.1

                                 SUBSIDIARIES

                                                                Jurisdiction
                                                                     of
      Name                                                      Incorporation
      ----                                                      --------------
      Cobalt Networks K.K.                                       Japan
      Cobalt Networks Limited                                    United Kingdom